UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2010
SONOCO PRODUCTS COMPANY
Commission File No. 0-516

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 9, 2010, the Executive Compensation Committee of Sonoco’s Board of Directors (the “Committee”) approved amendments to the Omnibus Benefit Restoration Plan of Sonoco Products Company (the “Plan”) freezing accruals with respect to the Plan’s Executive Benefit effective as of December 31, 2018, and extending the DC SERP Benefit, as defined by the Plan, to participants affected by such freeze effective as of January 1, 2019.
Also on February 9, 2010, the Committee approved the following equity awards under the Sonoco Products Company 2008 Long-Term Incentive Plan:

		Performance Contingent Restricted
	Stock Appreciation	Stock Unit Awards
Name	Rights	Threshold	Target	Maximum
H. E. DeLoach, Jr.	116,400	40,200	80,400	120,600
C. J. Hupfer	50,000	9,350	18,700	28,050
C. L. Sullivan, Jr.[1]	0	0	0	0
M. J. Sanders	52,000	25,000	50,000	75,000
R. C. Tiede	17,400	8,500	17,000	25,500
All other officers	140,700	65,400	130,800	196,200

[1]	C. L. Sullivan, Jr. did not receive an award due to his scheduled retirement effective March 31, 2010.
Stock Appreciation Rights
Stock settled stock appreciation rights (“SARs”) provide executive officers and other key management employees the right to receive shares of the Company’s common stock equal to the appreciation in share price above the closing price on February 10, 2010. The material terms and conditions are as follows:

Approved Features
Grant Type:	Stock-Settled Stock Appreciation Rights

SAR Price:	Fair Market Value on February 10, 2010 (Closing price on the New York Stock Exchange)

Exercise Term:	7 years from date of grant; expiration date February 10, 2017

Vesting:	100% vested on February 10, 2011, the first anniversary of the date of the grant. Unvested SARs are cancelled upon termination of employment, except in the case of death, disability or involuntary (or good reason) termination within two years of a Change in Control that meets the criteria of Internal Revenue Code (“IRC”) Section 409A and the regulations thereunder, in which case, unvested SARs will immediately vest upon the date of termination, or in the case of retirement, in which case unvested SARs will continue to vest provided the employee does not accept employment (without prior approval from Sonoco) that violates his or her signed Employee Agreement; violation results in forfeiture of all remaining awards.

Exercise Period at Termination
Death:	Longer of remaining term of SAR or one year

Disability:	Shorter of remaining term of SAR or one year from termination following total disability

Retirement:	Shorter of remaining term of SAR or five years from retirement provided the employee does not accept employment (without prior approval from Sonoco) that violates his or her signed Employee Agreement; violation results in forfeiture of all remaining shares.

Termination without cause:	Three month exercise period for vested awards after expiration of any blackout period (if applicable)

Termination for cause:	Immediate cancellation of all awards

Change in Control:	Shorter of remaining term of SAR or one year from an involuntary (or good reason) termination within two years of a Change in Control
Allowable Exercise Provisions
- Withholding of shares to pay taxes.
- Receive stock certificate for value of SAR or have certificate sent to company approved broker for addition to personal account or sale for cash.
Performance Contingent Restricted Stock Unit Awards
The material terms and conditions of the 2010 grants of performance contingent restricted stock units (“PCSUs”) are the same as for those made in 2009 with the exception of changes in the three-year financial performance goals for early vesting and the number of performance contingent restricted stock units granted.

Key provisions of the grants are:

Grant Date:	February 10, 2010

Plan Structure:	5-year plan with 3-year performance period for accelerated vesting

Performance Cycle:	January 1, 2010 through December 31, 2012

Vesting:	For accelerated vesting:

Goals will be established for three levels of performance: acceptable, superior and outstanding

• 150% of target shares vest if outstanding (maximum) performance is achieved after three years

• 100% of target shares vest if superior (target) performance is achieved after three years

• 50% of target shares vest if acceptable (threshold) performance is achieved after three years

• If less than the number of threshold shares vest at the end of the 3-year performance period, then one-half of the remaining number of threshold shares will vest and be settled at the end of year four and one-half at the end of year five.

Change in Control:	In the event of a Change in Control, all unvested PCSUs will vest at Target on a pro rata basis if the Change in Control occurs during the 3-year Performance Period or at Threshold on a pro rata basis if the Change in Control occurs during the Time-Vesting Period in year 4 or 5.
Performance Measures
The financial performance measures used to determine the amount of performance units vested are cumulative base earnings per share (as adjusted to exclude certain items) (“BEPS”) and average return on net assets employed (“RONAE”), after adjusting to exclude certain items.
The targets for the 2010 — 2012 performance cycle are as follows:

	Threshold	Target	Maximum
	Vesting	Vesting	Vesting
Three-Year Cumulative BEPS	$5.78	$6.01	$6.48
Average Three-Year RONAE [1]	10.1%	10.4%	11.1%

[1]	RONAE targets will be adjusted down by 0.1% for every $100 million of capital used for acquisitions during the 2010 — 2012 performance cycle.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY
Date: February 16, 2010	By:	/s/ Charles J. Hupfer
Charles J. Hupfer
Senior Vice President and Chief Financial Officer

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